EXHIBIT 21


                   SUBSIDIARIES OF SPARTAN MOTORS, INC.


                                                     JURISDICTION OF
        NAME OF SUBSIDIARY                           INCORPORATION

Spartan Motors Foreign Sales Corporation, Inc.       West Indies

Spartan de Mexico S.A. de C.V.                       Mexico

Luverne Fire Apparatus Co., Ltd.                     South Dakota, United
                                                      States

Quality Manufacturing, Inc.                          Alabama, United
                                                      States

Road Rescue, Inc.                                    Minnesota, United States